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                                                                     Exhibit 5.1

              [Letterhead of Smeets Thesseling van Bokhorst Spigt]


                                                                  April 19, 1999

Statia Terminals Group N.V.
c/o Tumbledown Dick Bay
St. Eustatius, Netherlands Antilles

Dear Sirs:

We have acted as special Netherlands Antilles counsel to Statia Terminals Group N.V., a corporation incorporated and existing under the laws of the Netherlands Antilles (the "Company"), in connection with the proposed public offering of 7,600,000 shares of the Company as more fully described in the Registration Statement on Form S-1 (File No. 333-72317), as amended (the "Registration Statement") filed by the Company with the Securities and Exchange Commission pursuant to the United States Securities Act of 1933, as amended.

We have examined the articles of incorporation (Dutch text, and English translation thereof) of the Company, as proposed to be amended at the time of completion of the proposed offering, in the form of Exhibit 3.2 to the Registration Statement. We have also examined the corporate proceedings relating to the proposed offering of shares by the Company as contemplated in the Registration Statement. In rendering this opinion we are opining on the matters set forth below insofar as they relate to and are governed by the laws of the Netherlands Antilles as currently in effect. We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Netherlands Antilles.

Based upon the foregoing and such further examination and inquiries as we have deemed necessary, we are of the opinion that, upon amendment of the articles of the Company as contemplated, the 7,600,000 shares to be sold, as contemplated by the Registration Statement, will have been duly authorized and, when issued, sold and paid for as contemplated by the aforesaid Registration Statement, will have been legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions "Risk Factors - Risks Inherent in the Common Shares - You may not be able to sue us effectively in the Netherlands Antilles or Canada,"







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Statia Terminals Group N.V.
Page 2



"Legal Matters" and "Enforceability of Certain Civil Liabilities" in the Prospectus constituting a part of such Registration Statement.

Yours very truly,

/s/ Neill Andre de la Porte
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SMEETS THESSELING VAN BOKHORST SPIGT